APPENDIX 1


                 THE READER'S DIGEST ASSOCIATION, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The  undersigned hereby appoints each of GEORGE V. GRUNE, JAMES  E.
PRESTON AND ROBERT G. SCHWARTZ as attorney and proxy, with power of substitution, to represent the undersigned and vote as designated below all the shares of Class B Voting Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held December 12, 1997, and at any adjournments thereof, with all powers the undersigned would possess if personally present, on the proposals described in the Notice of Meeting and Proxy Statement of the Board of Directors and in accordance with their discretion of the Board of Directors on any other business that may come before the meeting.

    Please mark, date and sign your name exactly as it appears on this proxy card and return this proxy card in the enclosed envelope. For shares registered jointly, each joint owner should sign. Persons signing in a representative capacity (e.g., attorney, executor, administrator, trustee, guardian, etc.) or as an officer of a corporation should indicate their capacity, title or office.

             THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
         PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


(Back of Card)

                                                              Please
                                                        [X]  mark your
                                                             votes as
                                                               this

                CLASS B COMMON

The Board of Directors recommends a vote FOR Proposals 1 and 2.


                                                       WITHHELD
1ELECTION OF DIRECTORS                  FOR            FOR ALL
Nominees: George V. Grune,              [ ]      [ ]
Melvin R. Laird, Lynne V. Cheney,
M. Christine DeVita,
James E. Preston, Robert G. Schwartz,
C.J. Silas, William J. White
                                         FOR       Against      Abstain
2-Amendment of the 1994 Key Employee     [  ]        [   ]        [   ]
Long Term Incentive Plan to increase the number of shares.


WITHHELD FOR: (Write that nominee's name in the space provided below).





Receipt is hereby acknowledged of The Reader's Digest Association, Inc. Notice of Meeting and Proxy Statement.


   Signature(s)                                               Date
   NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.